UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 27, 2004

Date of Report

Commission File Number—1-7685

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	95-1492269 (IRS Employer Identification No.)

150 North Orange Grove Boulevard

Pasadena, California 91103

(Address of principal executive offices)

(626) 304-2000

(Registrant’s Telephone Number)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

On January 27, 2004, Avery Dennison Corporation issued a news release announcing its financial results for the fourth quarter and fiscal year ending December 27, 2003, along with earnings guidance for the current quarter and 2004 fiscal year, as set forth in Exhibit 99.1.

Item 12. Results of Operations and Financial Condition.

Avery Dennison Corporation’s news release dated January 27, 2004, regarding its fourth quarter and fiscal year-end 2003 financial results, is attached hereto as Exhibit 99.1. This information is being furnished (not filed) under Item 12 of Form 8-K. Additionally, the Company will discuss its financial results during a webcast and teleconference call today at 2:00 p.m. (EDT). To access our webcast and teleconference call, please go to our website at http://www.investors.averydennison.com.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this report on Form 8-K and exhibit 99.1 are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to price and availability of raw materials; foreign exchange rates; worldwide and local economic conditions; selling prices; impact of legal proceedings, including the U.S. Department of Justice criminal investigation into competitive practices in the label stock industry and any related proceedings pertaining to the subject matter; impact of Severe Acute Respiratory Syndrome (SARS) on the economy, the Company’s customers and business; successful integration of acquired companies; financial condition and inventory strategies of customers; introduction and acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.

For a more detailed discussion of these and other factors, see the Exhibit 99 “Cautionary Statement For Purposes Of The Safe Harbor Provisions Of The Private Securities Litigation Reform Act Of 1995” in the Company’s Form 10-K, filed on March 28, 2003. The forward-looking statements included in this Form 8-K are made only as of the date of this Form 8-K, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2004

AVERY DENNISON CORPORATION

By:	/s/ DANIEL R. O’BRYANT
Name: Daniel R. O’Bryant Title: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	News release dated January 27, 2004.